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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    November 15, 2002

Fog Cutter Capital Group Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	0-23911	52-2081138
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1410 SW Jefferson Street, Portland, OR 97201
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code    (503) 721-6500

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        In a series of securities transactions, closing between November 15, 2002 and November 18, 2002, Fog Cutter Capital Group Inc. (the "Company") sold fourteen mortgage-backed securities having a combined carrying value at September 30, 2002 of $53.2 million to an unaffiliated third party. The sales price of $53.2 million was determined through arms length negotiations between the Company and the buyer. The transactions are expected to result in the recognition of gain on sale of securities during the fourth quarter of approximately $13.3 million, all of which was reflected in the accumulated other comprehensive income ("OCI") section of stockholders' equity in the Company's Form 10-Q as of September 30, 2002. The transactions resulted in net cash proceeds of $19.8 million, net of the repayment of $33.1 million in related debt.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

  (b)
  PRO FORMA FINANCIAL INFORMATION.

        Pro forma financial information related to the sale of the properties listed in Item 2 is attached hereto and incorporated herein by reference, as Exhibit 99.1.

  (c)
  EXHIBITS.

        The following exhibit is filed as part of this report:

    2.1
    Press Release dated November 19, 2002 announcing the sale of fourteen mortgage-backed securities.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Fog Cutter Capital Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2002

FOG CUTTER CAPITAL GROUP INC.
	By:	/s/ R. SCOTT STEVENSON
R. Scott Stevenson Senior Vice President and Chief Financial Officer

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  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.